UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

Diamond Hill Investment Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (614) 255-3333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2011, Diamond Hill Investment Group, Inc. (the “Company”) entered into indemnification agreements with each of its seven incoming directors who were elected at the Company’s Annual Meeting of Shareholders held on April 26, 2011 (the “2011 Annual Meeting”). Two of the directors also serve as the Company’s only executive officers.

These indemnification agreements generally obligate the Company to indemnify such directors and executive officers against losses and expenses that they may incur in the performance of their duties, provided that (i) they did not act with deliberate intent to harm the Company or with reckless disregard for the Company’s best interests and (ii) their indemnification does not violate applicable law or public policy. Under the terms of the indemnification agreements, the Company also agreed to advance expenses to such directors and executive officers upon their delivery of an undertaking to repay such amounts if it is determined that they are not entitled to indemnification under the agreement.

The indemnification agreements are in addition to, and do not limit in any way, any other rights to indemnification or advancement of expenses to which the Company’s directors or executive officers may be entitled under the Company’s articles of incorporation or regulations, applicable law (including the Ohio General Corporation Law), any insurance policy, any contract or otherwise.

The form of indemnification agreement entered into between the Company and its directors and executive officers is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 Annual Meeting, the Company’s shareholders approved the adoption of the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan (the “Plan”). The description of the Plan provided below is qualified in its entirety by reference to the complete terms contained in the Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The form of award agreement to be used for grants of restricted stock under the Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

The Plan is intended to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable participants to participate in the Company’s long-term growth and financial success. The Plan serves these purposes by making awards available for grant to the Company’s employees and non-employee directors in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) other stock-based awards, (vi) cash-based awards and (vii) performance-based awards.

The Plan replaces both the Company’s Amended and Restated 2005 Employee and Director Equity Incentive Plan and the Company’s Amended and Restated 2006 Performance-Based Compensation Plan (together, the “Prior Plans”) as to new awards. The Prior Plans, however, will remain in place for all currently outstanding awards made thereunder, which awards are not affected by the adoption of the Plan.

A description of the material terms of the Plan was included under the caption “Proposal 3: Approval of the Company’s 2011 Equity and Cash Incentive Plan” in the Company’s definitive proxy statement for the 2011 Annual Meeting as filed with the Securities and Exchange Commission on March 14, 2011.

Item 9.01	Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement between Diamond Hill Investment Group, Inc. and its directors and executive officers

10.2	Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan

10.3	Form of Award Agreement for Restricted Stock Awards under the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

By:	R.H. Dillon
R. H. Dillon
President and Chief Executive Officer

Date: April 29, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Indemnification Agreement between Diamond Hill Investment Group, Inc. and its directors and executive officers

10.2	Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan

10.3	Form of Award Agreement for Restricted Stock Awards under the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan